EXHIBIT 4.5

WARRANT AGREEMENT

        WARRANT AGREEMENT, dated as of [_______], 2006 (this “Agreement”), between SYMMETRY HOLDINGS INC., a Delaware corporation, with offices at c/o 432 Scarborough Road, Briarcliff Manor, NY 10510 (the “Company”), and [________________], a [_______], with offices at [______________________] (the “Warrant Agent”).

        WHEREAS, the Company is engaged in a public offering (“Public Offering”) of Units (“Units”) and, in connection therewith, has determined to issue and deliver (i) up to 21,562,500 Warrants (“Public Warrants”) to the public investors, (ii) 750,000 Warrants to FTN Midwest Securities Corp. (the “Representative”) or its designees (the “Underwriters’ Warrants”) as part of a Unit Purchase Option, dated as of [_______], 2006 (the “FTN Purchase Option”), (iii) 187,500 Warrants to the [holders of the Company’s Common Stock (as defined herein) as of June 26, 2006] (such holders, the “Existing Stockholders” and such Warrants, the “Existing Stockholders’ Warrants” and, together with the Underwriters’ Warrants, the “Option Warrants”) as part of a Unit Purchase Option, dated as of [_______], 2006 (the “Existing Stockholders’ Purchase Option” and, together with the FTN Purchase Option, the “Purchase Options”) in favor of the Existing Stockholders and (iv) 1,666,667 Warrants to the Existing Stockholders, pursuant to a warrant subscription agreement with each of the Existing Stockholders, through a private placement (the “Private Placement Warrants” and, together with the Public Warrants, the Underwriters’ Warrants and the Existing Stockholders’ Warrants, collectively, the “Warrants” and each, a “Warrant”), each Warrant evidencing the right of the holder thereof to purchase one share of common stock, par value $0.001 per share, of the Company’s Common Stock (“Common Stock”) for $5.50, subject to adjustment as described herein;

        WHEREAS, the Existing Stockholders have entered into a Registration Rights Agreement, dated as of [______], 2006 (the “Registration Rights Agreement”), with the Company providing them with certain demand and piggyback registration rights relating to the securities owned by them, including the shares of Common Stock into which the Private Placement Warrants are exercisable and the securities underlying the Existing Stockholders’ Purchase Option;

        WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1, File No. 333-135353 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of, among other securities, (a) the Units, (b) the Public Warrants and the Option Warrants and (c) the Common Stock issuable upon exercise of the Public Warrants and the Option Warrants;

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

        WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights,

limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

        WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.     Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.     Warrants.

        2.1   Form of Warrant. Each Option Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chairman of the Board and Chief Executive Officer of the Company and shall bear a facsimile of the Company’s seal. Each Private Placement Warrant shall be in substantially the form of Exhibit B hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chairman of the Board and Chief Executive Officer of the Company and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

        2.2   Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof. Such signature by the Warrant Agent upon any Warrant executed by the Company shall be conclusive evidence that such Warrant Certificate has been duly issued under the terms of this Agreement.

      2.3   Registration.

             2.3.1   Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

             2.3.2   Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation

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of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

        2.4   Detachability of Warrants. The shares of Common Stock and the Warrants included in the Units will not be separately transferable until twenty (20) days after the earlier to occur of (a) the expiration of the underwriters’ over-allotment option or (b) the exercise in full by the underwriters of such option, provided that the Company has filed with the Commission, under cover of Form 8-K, an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Public Offering.

3.     Terms and Exercise of Warrants.

        3.1   Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $5.50 per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined in Section 3.2); provided, that any such reduction shall be identical in percentage terms among all of the Warrants. In addition, (a) the holders of the Underwriters’ Warrants under the FTN Purchase Option shall be entitled to exercise on a cashless or “net” exercise basis, as described in the FTN Purchase Option and (b) the holders of Existing Stockholders’ Warrants under the Existing Stockholders’ Purchase Option shall be entitled to exercise on a cashless or “net” exercise basis, as described in the Registration Rights Agreement and referenced in the Existing Stockholders’ Purchase Option.

        3.2   Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the later of (i) the consummation by the Company of an Initial Business Combination, as defined below and described more fully in the Registration Statement or (ii) [one year from date of prospectus] and terminating at 5:00 p.m., New York time on the earlier to occur of (x) [four years from the date of the prospectus] or (y) the date fixed for redemption of the Warrants as provided in Section 6.2 of this Agreement (“Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that any such extension shall be identical in duration among all of the Warrants. As used in this Agreement, (a) the term “Initial Business Combination” shall mean a Business Combination that meets the Criteria for the Initial Business Combination, (b) the term “Business Combination” means an acquisition by the Company, directly or indirectly through one or more subsidiaries, of (or control of) one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other transaction (with, for this purpose, an operating business including an infrastructure

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project), and (c) the term “Criteria for the Initial Business Combination” shall have the meaning given to it in the Amended and Restated Certificate of Incorporation of the Company.

      3.3 Exercise of Warrants.

             3.3.1   Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the [Borough of Manhattan, City and State of New York], with the exercise form, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, in cash, certified check or bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

             3.3.2   Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which it is entitled, registered in such name or names as may be directed by it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless (i) a registration statement under the Securities Act with respect to the Common Stock issuable upon such exercise is effective, or (ii) in the opinion of counsel to the Company, the exercise of the Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holders reside. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

             3.3.3   Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

             3.3.4   Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4.     Adjustments.

        4.1   Stock Dividends. If, after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Common Stock is increased by a stock dividend

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payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar distribution involving all holders of shares of Common Stock, then, on the effective date of such distribution or event, the number of shares of Common Stock issuable on exercise of each Warrant (“Underlying Shares”) shall be increased in proportion to such increase in outstanding shares of Common Stock. Any such adjustment pursuant to this Section 4.1 shall become effective immediately after the opening of business on the day following the record date fixed for such determination. If any dividend or distribution of the type described in this Section 4.1 is declared but not so paid or made, the number of Underlying Shares shall again be adjusted to the number of shares that would then be in effect if such dividend or distribution had not been declared.

        4.2   Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Underlying Shares shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

        4.3   Adjustments in Warrant Price. Whenever the number of Underlying Shares is adjusted as provided in Section 4.1 or 4.2 hereof, the Warrant Price shall be adjusted (to the nearest cent, rounding up) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of Underlying Shares immediately prior to such adjustment, and (b) the denominator of which shall be the number of Underlying Shares so purchasable immediately thereafter. Any adjustment pursuant to this Section 4.3 shall become effective immediately after the opening of business on the day following (i) the record date fixed for such determination giving rise to such adjustment or (ii) the day upon which such subdivision or combination giving rise to such adjustment becomes effective, as the case may be. If any event giving rise to such adjustment does not occur, the Warrant Price shall again be adjusted to the Warrant Price that would be in effect without such adjustment.

        4.4   Replacement of Securities upon Reorganization, Etc.[; Substitute Warrant]. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved (any of the foregoing, a “Reorganization Event”), each Warrant holder shall have the right thereafter (until the expiration of the right of exercise of the relevant Warrant) to receive, upon the basis and upon the terms and conditions specified in the relevant Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such Reorganization Event that the Warrant holder would have received if such Warrant holder had exercised such Warrant immediately prior to such Reorganization Event; and if any reclassification also results in a

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change in shares of Common Stock covered by Section 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3, whichever is applicable, and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive Reorganization Events. [In case of any such Reorganization Event that is a consolidation or merger, the corporation formed by such consolidation or merger shall execute and deliver to the Warrant holder a supplemental Warrant acknowledging the provisions of this Section 4.4 and providing for adjustments that shall be identical to the adjustments provided in this Section 4.]

        4.5   Notices of Changes Due to Adjustments. The Company shall, promptly after an event requiring a change in Warrant Price or the number of Underlying Shares or other change pursuant to this Section 4, give written notice thereof to the Warrant Agent of such event and change, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Underlying Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, then, in any such event, the Company shall give written notice to the Warrant holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

        4.6   No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not be required to issue fractional shares upon exercise of Warrants and shall not be required to issue scrip or pay cash in lieu of any fractional interests. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder.

        4.7   Changes in Form. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. The acceptance by Holder of the issuance of a new Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the computation thereof. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.     Transfer and Exchange of Warrants.

        5.1   Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant, upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer, [provided, however, that the Warrant Agent shall not register the transfer of any outstanding Private Placement Warrant prior to the consummation of an Initial Business Combination unless such transfer is to (a) the spouse, parents, children, siblings, parents-in-law and children-in-law of the holder of such Private Placement Warrant or

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anyone sharing such holder’s home, (b) a trust of which such holder or a member of such holder’s household is a beneficiary or (c) a company the majority of whose ownership interests are owned by such holder. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

        5.2   Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that if a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

        5.3   Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

        5.4   Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

        5.5   Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.     Redemption.

        6.1   Redemption. Subject to Section 6.4 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $.01 per Warrant (“Redemption Price”), provided, that the last sales price of the Common Stock has been at least $11.00 per share, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given. The provisions of this Section 6.1 may not be modified, amended or deleted without the prior written consent of the Representative.

        6.2   Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

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        6.3   Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 3 hereof at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

        6.4   Redemption of Purchase Option. Notwithstanding anything to the contrary contained herein or in the Purchase Options, if the Company shall elect to redeem all of the Warrants, (i) the Option Warrants, if not earlier exercised in full, shall be automatically exercised, on a cashless basis as described in Section 2.4 of the FTN Purchase Option and Section 2.6 of the Existing Stockholders’ Purchase Option, immediately prior to the close of business on a Redemption Date, and (ii) each Option Warrant upon such automatic conversion shall be redeemed by the Company as part of such redemption for the Redemption Price; provided, that the Company shall give the holders of the Purchase Options at least thirty (30) days’ notice prior to effecting any such redemption, on the same terms as provided to the holders of Warrants pursuant to this Agreement.

7.     Other Provisions Relating to Rights of Holders of Warrants.

        7.1   No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

        7.2 Lost, Stolen, Mutilated or Destroyed Warrants.   If any Warrant is lost, stolen,   mutilated or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

        7.3   Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

        7.4   Registration of Common Stock. The Company agrees that prior to the commencement of [and during] the Exercise Period, it shall file with the Commission any post- effective amendment to the Registration Statement, a new registration statement or any other filings with the Commission necessary to maintain the effective registration of the Common Stock issuable upon exercise of the Public Warrants and the Option Warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the expiration or redemption of the Public Warrants and the Option Warrants in accordance with the provisions of this Agreement or the Purchase Options (except in connection with a going private transaction). Notwithstanding anything contained in this Agreement to the contrary, the Company may deliver unregistered shares of Common Stock upon exercise of the

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Option Warrants and the Private Placement Warrants and will have no liability to any person for delivering any such unregistered shares. The provisions of this Section 7.4 may not be modified, amended or deleted without the prior written consent of the Representative.

8.     Concerning the Warrant Agent and Other Matters.

        8.1   Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

        8.2   Resignation, Consolidation, or Merger of Warrant Agent.

             8.2.1   Resignation or Removal. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company, and the Company may remove the Warrant Agent at any time, without assigning any cause therefor, by delivering to the Warrant Agent written notice of removal, effective not less than sixty (60) days after receipt by the Warrant Agent of such notice. If the office of the Warrant Agent becomes vacant by resignation, removal or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a national banking corporation or a corporation organized and existing under the laws of the [State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York], and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.

             8.2.2   Successor Warrant Agent. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. In addition, in the event of a resignation or removal, the property held by the Warrant Agent hereunder shall be duly transferred to the successor Warrant Agent.

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             8.2.3   Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

             8.2.4   Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

        8.3   Fees and Expenses of Warrant Agent.

             8.3.1   Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

             8.3.2   Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

      8.4   Liability of Warrant Agent.

             8.4.1   Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, President or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

             8.4.2   Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

             8.4.3   Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and non-assessable.

        8.5  Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and promptly pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

        8.6.  Trust Fund Waiver. The Warrant Agent has no right, title, interest, or claim of any kind (“Claim”) in or to any monies in the Trust Account (as defined in that certain Investment Management Trust Agreement, dated [___________], 2006, between the Company and [_______________], as trustee of the Trust Account), and hereby waives any Claim in or to any monies in the Trust Account it may have in the future, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

9.     Miscellaneous Provisions.

      9.1   Confidentiality.

             9.1.1   Confidential Information. Subject to Section 9.1.3, all information (whether in written, electronic, oral or other form and including trade secrets and non-public, confidential or proprietary information) received by the Warrant Agent or its agents, advisors or other representatives (individually and collectively, the “Receiving Party”) relating to (i) the other party, its subsidiaries or affiliates or its or their agents, advisors or other representatives (individually and collectively, a “Disclosing Party”), or (ii) the Underwriting Agreement, this Agreement or the transactions contemplated hereby or thereby, in each case, furnished by or on behalf of or obtained from a Disclosing Party, before or after the date hereof shall be treated as confidential (collectively, the “Confidential Information”).

             9.1.2   Use. The Receiving Party (i) will keep all of the Confidential Information confidential and will not disclose any of the Confidential Information in any manner whatsoever (except as required by applicable law) without the prior written consent of the relevant Disclosing Party, and (ii) will not use any of the Confidential Information in any manner whatsoever other than in connection with the consummation of the transactions contemplated hereby; provided, however, that Confidential Information may be revealed to agents, advisors or other representatives of the Receiving Party who (x) need to know such Confidential Information for the purpose of consummating such transactions, (y) are informed in writing by the Receiving Party of the confidential nature and restricted use of such Confidential Information and (z) agree to observe the terms of this Section 4.1 as if they were parties to this Agreement.

             9.1.3   Exclusions. Confidential Information shall not include information to the extent, but only to the extent, that such information is (i) on the date hereof part of, or after the date hereof becomes part of, the public domain other than as a result of disclosure by the

11

Receiving Party or any of its agents, advisors or other representatives where such disclosure constituted or constitutes a breach of this Section 9.1, (ii) on the date hereof known by or available to the Receiving Party or its agents, advisors or other representatives so long as such knowledge or availability is demonstrated by reasonably convincing written (or, if dating is demonstrated by reasonably convincing evidence, electronic) evidence, (iii) after the date hereof becomes known by or available to the Receiving Party on a non-confidential basis from a source (other than a Disclosing Party) which, to the knowledge of the Receiving Party, after due inquiry, is not prohibited from disclosing such information by a statutory, regulatory, contractual or fiduciary obligation or (iv) after the date hereof developed by the Receiving Party independent of any information furnished by or on behalf of or obtained from a Disclosing Party so long as such independent development is clearly and convincingly demonstrated by dated written (or, if dating can be independently demonstrated by reasonably convincing evidence, electronic) records of a type that is customarily generated and maintained by the Receiving Party in the ordinary course consistent with past practices.

        9.2   Notices. All notices and demands required or permitted to be given pursuant to this Agreement shall be transmitted by personal delivery, by a nationally recognized courier service, by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and shall be addressed as follows:

When the Company is the intended recipient:

Symmetry Holdings Inc. 432 Scarborough Road Briarcliff Manor, NY 10510 Attention: Chief Executive Officer Facsimile: (212) 808-7897

With a copy to:

Kelley Drye & Warren LLP Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901 Attention: Randi-Jean G. Hedin Facsimile: (203) 327-2669

and to:

FTN Midwest Securities Corp. 350 Madison Avenue New York, NY 10036 Attention: Corporate Syndicate Department

When the Warrant Agent is the intended recipient:

[To Come]

12

        A party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other party. Each notice transmitted in the manner described in this Section 9.2 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (a) delivered to the addressee as indicated by the affidavit of the messenger (if transmitted by personal delivery), the receipt of the courier service (if transmitted by courier service), the return receipt (if transmitted by mail) or the answer back or call back (if transmitted by facsimile) or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

        9.3   Governing Law; Forum; Jury Trial. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Each party agrees that any proceeding arising out of this Agreement or the breach or threatened breach of this Agreement shall be commenced and prosecuted in a court in the State of New York. Each party consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York in respect of any such proceeding. Each party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws. Each party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such proceeding in any court in the State of New York has been brought in an inconvenient forum. EACH PARTY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

        9.4   Binding Effect; Assignment. This Agreement shall be binding upon the parties and their respective successors and assigns and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall assign any of its rights or delegate any of its duties under this Agreement (by operation of law or otherwise) without the prior written consent of the other party. Any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other party, if such consent is required hereby, shall be void. No such assignment or delegation shall relieve the assignor or delegator of its obligations hereunder, except that if a party assigns or delegates as permitted hereunder with the prior written consent of the other parties, then it shall be relieved of those obligations assumed by its transferee. Any such transferee shall be deemed a third party beneficiary of this Agreement.

        9.5   Third Party Beneficiaries. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Sections 6.1, [6.4], 7.4 and 9.2 hereof, the Representative, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Representative shall be deemed to be a third party beneficiary of this Agreement with respect to Sections 6.1, [6.4], 7.4 and 9.2 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Representative with respect to Sections 6.1, [6.4], 7.4 and 9.2 hereof) and

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their successors and assigns and of the registered holders of the Warrants. Other than as set forth in Sections 9.4 or 9.6 or this Section 9.5, no person shall be, or be deemed to be, a third party beneficiary of this Agreement.

        9.6   Entire Agreement. This Agreement (together with, for the limited purpose described in the penultimate sentence of this Section 9.6, the Purchase Options and the Registration Rights Agreement) constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings (whether oral or written) by or between the parties with respect to the subject matter hereof. In addition to the foregoing, reference is made to the registration rights and other rights granted to holders of Option Warrants pursuant to the Purchase Options and the Registration Rights Agreement, and holders of Private Placement Warrants pursuant to the Registration Rights Agreement, the holders of which rights are entitled to the benefit of this Agreement.

        9.7   Amendments. No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument which states that it adds to, cancels, renews, extends, modifies or amends this Agreement and which is executed and delivered on behalf of each party by an officer of, or attorney-in-fact for, such party, or, if a natural person, by such party or an attorney-in-fact for such party, provided that this Agreement may be amended or supplemented without notice to or consent of a party if such amendment or supplement does not adversely affect the rights or interests of such party.

        9.8   Waivers. No waiver of any provision of this Agreement shall be binding upon a party, unless such waiver is expressly set forth in a written instrument that is executed and delivered by such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

        9.9   Remedies Limited. Neither party shall, for any reason or under any legal theory, be liable for any special, indirect, incidental or consequential damages arising out of any breach of or default under this Agreement, even if informed of the possibility of such damages in advance.

        9.10   Headings; Counterparts; Interpretation.

             9.10.1   Headings. The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

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             9.10.2   Counterparts. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the parties at such time as counterparts shall have been executed and delivered by each of the parties, regardless of whether each of the parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the parties. Delivery of a counterpart by facsimile shall be as effective as delivery of an original.

             9.10.3   Interpretation. All parties have participated substantially in the negotiation and drafting of this Agreement and no ambiguity herein shall be construed against the draftsman.

        9.11   Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

        9.12   Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit its Warrant for inspection by it.

[remainder of page intentionally left blank]

15

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SYMMETRY HOLDINGS INC. By: Name: Title:

_________________] [WARRANT AGENT] By: Name: Title:

16

Exhibit A
Option Warrants

[SPECIMEN WARRANT CERTIFICATE]

NUMBER W______	WARRANTS

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, _____________, 2010)

SYMMETRY HOLDINGS INC.

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received ,_____________________, is the registered holder (the “holder”) of ________________ Warrants, expiring at 5:00 p.m. New York City time on ___________, 2010 and entitling the holder, upon exercise after the date specified in the next sentence, to purchase one fully paid and non-assessable share of common stock, par value $.001 per share (the “Shares”), of SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate, at the price of $5.50 per Share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent (identified below) in accordance with the Warrant Agreement (as defined below).     Each Warrant becomes exercisable on the later of (i) the Company’s consummation of the Initial Business Combination (as defined in the Warrant Agreement) or (ii) __________, 2007. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable upon exercise of a Warrant, may, subject to certain conditions, be adjusted.

This Warrant Certificate and the Warrants evidenced hereby have been issued pursuant to the Warrant Agreement dated _________, 2006 between the Company and _____________, as Warrant Agent (the “Warrant Agreement”). Notwithstanding anything contained herein to the contrary, this Warrant Certificate and the Warrants evidenced hereby shall be governed by and be subject to the conditions, limitations and provisions set forth in the Warrant Agreement.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, the holder would be entitled to receive a fractional Share, the Company will, upon exercise, issue that number of Shares obtained by rounding such fractional share up to the nearest whole number.

Upon exercise of less than the total number of Warrants evidenced by this Warrant Certificate, the Warrant Agent shall issue to the holder a new Warrant Certificate of like tenor and evidencing the number of Warrants not so exercised.

Upon due presentment for exchange or transfer of this Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the holder or transferee, as applicable, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the holder as the absolute owner of this Warrant Certificate and the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution in respect hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Neither this Warrant Certificate nor any of the Warrants evidenced hereby entitle the holder to any of the rights of a stockholder of the Company.

The Company may redeem the Warrants, in whole and not in part, at a price of $ .01 per warrant at any time after the Warrants become exercisable, by giving 30 days’ prior written notice of redemption, if, and only if, the last sales price of the Shares equals or exceeds $11.00 per Share for any 20 trading days within a 30 trading day period ending three business days before the Company gives the notice of redemption. The right to exercise the Warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. On and after the redemption date, the record holder of a Warrant will have no further rights except to receive, upon surrender of the Warrants, the redemption price. The Warrant Agreement provides that, upon the occurrence of certain events, the $11.00 minimum last sales price of the Shares at which the Warrants become subject to redemption, may, subject to certain conditions, be adjusted.

This certificate is not valid unless countersigned and registered by the Warrant Agent. Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

By	By
Chief Executive Officer	President

                   [WARRANT AGENT]

By _______________________________

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ______________________ as Custodian for _______________________

(Cust) (Minor)
under Uniform Gifts to Minors Act of ________________________
(State)

Additional abbreviations may also be used though not in the above list.

SUBSCRIPTION FORM

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned holder, _______________, hereby irrevocably elects to exercise ________ Warrants evidenced by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued in the name of and be delivered to

____________________________________________________________________________________

_____________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate of like tenor for the balance of such Warrants be registered in the name of, and delivered to, the holder at the address stated below.

__________________________________

(Signature)

NOTICE: The signature to this assignment must
correspond with the name as written upon the face
of the certificate in every particular, without
alteration or enlargement or any change whatever.

__________________________________

(Dated)

__________________________________ (Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

ASSIGNMENT FORM

To Be Executed by the Holder in Order to Transfer Warrants

For value received, the undersigned holder, _________________________________, hereby sells, assigns and transfers unto __________________________________________________________________________

_____________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

Warrants represented by the within Warrant Certificate, and does hereby irrevocably constitute and appoint

______________________________________ Attorney to transfer the said Warrants on the books of the within-named Corporation and Warrant Agent with full power of substitution in the premises.

__________________________________

(Signature)

NOTICE: The signature to this assignment must
correspond with the name as written upon the face
of the certificate in every particular, without
alteration or enlargement or any change whatever.

__________________________________

(Dated)

__________________________________ (Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

Exhibit B
Private Placement Warrants

[SPECIMEN WARRANT CERTIFICATE]

NUMBER W______	WARRANTS

[INSERT APPROPRIATE RESTRICTIVE LEGEND]

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, _____________, 2010)

SYMMETRY HOLDINGS INC.

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received ,_____________________, is the registered holder (the “holder”) of ________________ Warrants, expiring at 5:00 p.m. New York City time on ___________, 2010 and entitling the holder, upon exercise after the date specified in the next sentence, to purchase one fully paid and non-assessable share of common stock, par value $.001 per share (the “Shares”), of SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate, at the price of $5.50 per Share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent (identified below) in accordance with the Warrant Agreement (as defined below).     Each Warrant becomes exercisable on the later of (i) the Company’s consummation of the Initial Business Combination (as defined in the Warrant Agreement) or (ii) __________, 2007. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable upon exercise of a Warrant, may, subject to certain conditions, be adjusted.

This Warrant Certificate and the Warrants evidenced hereby have been issued pursuant to the Warrant Agreement dated _________, 2006 between the Company and _____________, as Warrant Agent (the “Warrant Agreement”). Notwithstanding anything contained herein to the contrary, this Warrant Certificate and the Warrants evidenced hereby shall be governed by and be subject to the conditions, limitations and provisions set forth in the Warrant Agreement.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, the holder would be entitled to receive a fractional Share, the Company will, upon exercise, issue that number of Shares obtained by rounding such fractional share up to the nearest whole number.

Upon exercise of less than the total number of Warrants evidenced by this Warrant Certificate, the Warrant Agent shall issue to the holder a new Warrant Certificate of like tenor and evidencing the number of Warrants not so exercised.

Upon due presentment for exchange or transfer of this Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the holder or transferee, as applicable, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the holder as the absolute owner of this Warrant Certificate and the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution in respect hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Neither this Warrant Certificate nor any of the Warrants evidenced hereby entitle the holder to any of the rights of a stockholder of the Company.

The Company may redeem the Warrants, in whole and not in part, at a price of $ .01 per warrant at any time after the Warrants become exercisable, by giving 30 days’ prior written notice of redemption, if, and only if, the last sales price of the Shares equals or exceeds $11.00 per Share for any 20 trading days within a 30 trading day period ending three business days before the Company gives the notice of redemption. The right to exercise the Warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. On and after the redemption date, the record holder of a Warrant will have no further rights except to receive, upon surrender of the Warrants, the redemption price. The Warrant Agreement provides that, upon the occurrence of certain events, the $11.00 minimum last sales price of the Shares at which the Warrants become subject to redemption, may, subject to certain conditions, be adjusted.

This certificate is not valid unless countersigned and registered by the Warrant Agent. Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

By	By
Chief Executive Officer	President

                   [WARRANT AGENT]

By _______________________________

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ______________________ as Custodian for _______________________

(Cust) (Minor)
under Uniform Gifts to Minors Act of ________________________
(State)

Additional abbreviations may also be used though not in the above list.

SUBSCRIPTION FORM

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned holder, _______________, hereby irrevocably elects to exercise ________ Warrants evidenced by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued in the name of and be delivered to

____________________________________________________________________________________

_____________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate of like tenor for the balance of such Warrants be registered in the name of, and delivered to, the holder at the address stated below.

__________________________________

(Signature)

NOTICE: The signature to this assignment must
correspond with the name as written upon the face
of the certificate in every particular, without
alteration or enlargement or any change whatever.

__________________________________

(Dated)

__________________________________ (Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

ASSIGNMENT FORM

To Be Executed by the Holder in Order to Transfer Warrants

For value received, the undersigned holder, _________________________________, hereby sells, assigns and transfers unto __________________________________________________________________________________________

__________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

Warrants represented by the within Warrant Certificate, and does hereby irrevocably constitute and appoint

______________________________________ Attorney to transfer the said Warrants on the books of the within-named Corporation and Warrant Agent with full power of substitution in the premises.

__________________________________

(Signature)

NOTICE: The signature to this assignment must
correspond with the name as written upon the face
of the certificate in every particular, without
alteration or enlargement or any change whatever.

__________________________________

(Dated)

__________________________________ (Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).